Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of:

GWG Holdings, LLC and Subsidiaries

We consent to the use in this Registration Statement on Form S-1 of our report dated June 14, 2011, relating to the consolidated financial statements of GWG Holdings, LLC and Subsidiaries as of and for the years ended December 31, 2010 and 2009 which appears in such Registration Statement, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Mayer Hoffman McCann P.C.

Minneapolis, Minnesota

October 19, 2011